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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  OCTOBER 18, 1995


Washington Energy Company                         Washington Natural Gas Company
         (Exact name of each registrant as specified in its charter)

Washington                                                      Washington

                 (State or other jurisdiction of incorporation)

001-11227                                                        001-11271
                            (Commission File Number)

91-1005304                                                      91-1005303
                       (IRS Employer Identification No.)

                  815 MERCER STREET, SEATTLE, WASHINGTON 98109
              (Address of principal executive offices) (Zip Code)

                                 (206) 622-6767
              (Registrants' telephone number, including area code)

                                      NONE
         (Former name or former address, if changed since last reports)
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ITEM 5.  OTHER EVENTS

         MERGER AGREEMENT WITH PUGET SOUND POWER & LIGHT COMPANY

         Washington Energy Company, a Washington corporation ("WECO"), Washington Natural Gas Company, a Washington corporation and a wholly-owned subsidiary of WECO ("WNG") and Puget Sound Power & Light Company ("Puget"), have entered into an Agreement and Plan of Merger, dated as of October 18, 1995 (the "Merger Agreement"), which provides for a strategic business combination involving WECO, WNG and Puget in a "merger-of-equals" transaction (the "Merger"). The Merger, which was unanimously approved by the Boards of Directors of WECO, WNG and Puget, is expected to close shortly after all of the conditions to the consummation of the Merger, including obtaining applicable regulatory approvals, are met or waived. The regulatory approval process is expected to be completed within 12 months.

         The Merger Agreement, the joint press release issued in connection therewith and the related Stock Option Agreements (defined below) are filed as exhibits to this report and are incorporated herein by reference. The descriptions of the Merger Agreement and the Stock Option Agreements set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the Merger Agreement and the Stock Option Agreements, as the case may be.

         At the time of effectiveness of the Merger (the "Effective Time"), each of WECO and WNG will be merged with and into Puget, with Puget being the surviving corporation (after the Effective Time, referred to herein as the "Surviving Corporation"). As a result of the Merger, each outstanding share of Common Stock, par value $5 per share, of WECO ("WECO Common Stock") will be converted into the right to receive .860 share of Common Stock, stated value $10 per share, of the Surviving Corporation ("New Common Stock"), which will include the associated purchase rights under the Rights Agreement, dated as of January 15, 1991, between Puget and The Bank of New York (as successsor to The Chase Manhattan Bank, N.A.), as amended. Each outstanding share of a series of Preferred Stock, par value $25 per share, of WNG ("WNG Preferred Stock") will be converted into the right to receive one share of a series of Preferred Stock, par value $25 per share, of the Surviving Corporation ("New Preferred Stock") having substantially the same rights and preferences as the WNG Preferred Stock which is so converted. Pursuant to the Merger Agreement, if, at the shareholders meetings called in connection with the Merger, the required approval of the holders of the WECO Common Stock and of the holders of the Common Stock, stated value $10 per share, of Puget ("Puget Common


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Stock") is obtained, but the approval of the holders of the WNG Preferred Stock is not obtained, then at the Effective Time, only WECO will be merged with and into Puget (the "Alternate Merger"; as used herein, the term "Merger" shall refer to the merger of WECO and WNG with and into Puget as set forth above or the Alternate Merger, as applicable). If the Alternate Merger is effected, WNG will become a subsidiary of the Surviving Corporation after the Merger and the WNG Preferred Stock will remain outstanding and will not be converted as described above. Prior to the Effective Time, WECO and Puget will jointly select a new name for the Surviving Corporation.

         It is expected that the Surviving Corporation will follow the dividend policy currently followed by Puget. Puget currently pays a dividend of $1.84 annually per share of the Puget Common Stock, and WECO currently pays a dividend of $1.00 annually per share of the WECO Common Stock.

         The Merger Agreement contains certain covenants of the parties pending the consummation of the Merger. Generally, the parties must carry on their businesses in the ordinary course consistent with past practice, may not increase dividends on their common stock, and, subject to limited exceptions, may not issue any capital stock. The Merger Agreement also requires consent from both WECO and Puget for either to make, among other things, certain charter and bylaw amendments; capital expenditures, acquisitions, dispositions, or incurrence of indebtedness above specified levels; certain increases in employee compensation and benefits; and certain affiliate transactions. (See
Article VI of the Merger Agreement.)

         The Merger is subject to the receipt of the approval of the holders of two-thirds of the outstanding shares of WECO Common Stock and Puget Common Stock and two-thirds of the outstanding shares of both series of WNG Preferred Stock (each voting separately as a class). The Merger is also subject to customary closing conditions, including, without limitation, the receipt of all necessary governmental approvals and the making of all necessary governmental filings, including the approval of the Washington Utilities and Transportation Commission, and the filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of the applicable waiting periods thereunder. The Merger is also subject to receipt of assurances from the Internal Revenue Service or opinions of counsel that the Merger will qualify as a tax-free reorganization, and assurances from the parties' independent accountants that the Merger will qualify as a pooling of interests for accounting purposes. In addition, the Merger is conditioned upon the effectiveness of a registration statement to be filed with the Securities and Exchange Commission with


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respect to the New Common Stock and New Preferred Stock issuable in the Merger and the approval for listing of such shares on the New York Stock Exchange. (See Article VIII of the Merger Agreement.) Shareholders meetings to vote upon the Merger are expected to be held in early 1996.

         After the Effective Time, the corporate headquarters and principal executive offices of the Surviving Corporation will be located in Bellevue, Washington. The Merger Agreement provides that the Surviving Corporation's Board of Directors, which will be divided into three classes, will consist of up to 15 directors, two-thirds of whom will be designated by Puget and one-third of whom will be designated by WECO. Mr. Richard R. Sonstelie, the current President and Chief Executive Officer of Puget, will serve as Chairman of the Board and Chief Executive Officer of the Surviving Corporation after the Merger, and Mr. William P. Vititoe, the current Chairman of the Board, Chief Executive Officer and President of WECO and WNG, will serve as President and Chief Operating Officer of the Surviving Corporation after the Merger. Mr. William S. Weaver, the current Executive Vice President and Chief Financial Officer of Puget will serve as Vice Chairman of the Surviving Corporation after the Merger, and Mr. James P. Torgerson, the current Executive Vice President--Chief Administrative Officer and Chief Financial Officer of WECO and WNG, will serve as Chief Financial Officer of the Surviving Corporation after the Merger.

         The Merger Agreement may be terminated under certain circumstances, including (1) by mutual consent of the parties; (2) by any party if the Merger is not consummated by December 31, 1996 (provided, however, that such termination date shall be extended to March 31, 1997 if all conditions to closing the Merger, other than the receipt of certain consents and/or statutory approvals by any of the parties, have been satisfied by December 31, 1996); (3) by any party if WECO's common shareholders vote against the Merger or Puget's common shareholders vote against the Merger or certain other matters related thereto or if any state or federal law or court order prohibits the Merger; (4) by a nonbreaching party if there exist breaches of any representations or warranties contained in the Merger Agreement as of the date thereof, which breaches, individually or in the aggregate, would result in a material adverse effect on the breaching party and which are not cured within twenty (20) days after notice; (5) by a nonbreaching party if there occur material breaches of any covenant or agreement which are not cured within twenty (20) days after notice; (6) by either party if the Board of Directors of the other party shall withdraw or adversely modify its recommendation of the Merger or shall approve any competing transaction; or (7) by either party, under certain circumstances, as a result of a third-party tender offer or business combination proposal which such party, pursuant to its directors' fiduciary duties, is, in the opinion of such party's counsel and after the other


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party has first been given an opportunity to make concessions and adjustments in the terms of the Merger Agreement, required to accept.

         The Merger Agreement provides that if a breach described in clause
(4) or (5) of the previous paragraph occurs, then, if such breach is not willful, the nonbreaching party will be entitled to reimbursement of its out-of-pocket expenses, not to exceed $7 million. In the event of a willful breach, the non-breaching party will be entitled to its out-of-pocket expenses (which shall not be limited to $7 million) and any remedies it may have at law or in equity, provided that if, at the time of the breaching party's willful breach, there shall have been a third-party tender offer or business combination proposal which shall not have been rejected by the breaching party and withdrawn by the third party, and within two and one half years of any termination by the nonbreaching party, the breaching party accepts an offer to consummate or consummates a business combination with such third party, then such breaching party, upon the signing of a definitive agreement relating to such a business combination, or, if no such agreement is signed then at the closing of such business combination, will pay to the nonbreaching party an additional fee equal to $15 million. The Merger Agreement also requires reimbursement of out-of-pocket expenses (which shall not be limited to $7 million) by one party (the "Payor") to the other in certain circumstances, if
(i) the Merger Agreement is terminated (x) as a result of the acceptance by the Payor of a third-party tender offer or business combination proposal or if the Board of Directors of the Payor shall withdraw or adversely modify its recommendation of the Merger or shall approve any competing transaction, (y) following a failure of the Payor to obtain the requisite shareholder approval to the Merger or (z) as a result of the Payor's material failure to convene a shareholders meeting, distribute proxy materials and, subject to its board of directors' fiduciary duties, recommend the Merger to its shareholders and (ii) at the time of such termination or prior to the meeting of such party's shareholders there shall have been a third-party tender offer or business combination proposal. In addition, the Merger Agreement requires the Payor to pay a termination fee of $15 million if within two and one-half years of any such termination described in the preceding sentence, the Payor accepts an offer to consummate or consummates a business combination with such third party. Such termination fee shall be paid upon the signing of a definitive agreement between Payor and the third party or, if no such agreement is signed, then at the closing of such third-party business combination. The termination fees payable by WECO or Puget under these provisions and the aggregate amount which could by payable by WECO or Puget upon a required purchase of the options granted pursuant to the Stock Option Agreements (defined below) may not exceed $20 million in the aggregate (including reimbursement for fees and expenses payable pursuant to these provisions). (See Article IX of the Merger Agreement).


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         Concurrently with the execution and delivery of the Merger Agreement,
WECO also entered into a Stock Option Agreement (the "WECO Stock Option Agreement") with Puget whereby WECO has granted to Puget an option to purchase up to 4,789,960 shares of WECO Common Stock (being 19.9% of the number of shares of WECO Common Stock outstanding on October 18, 1995) at a price of $20 per share under certain circumstances if the Merger Agreement becomes terminable by Puget as a result of WECO's breach or in connection with WECO's becoming the subject of a third-party proposal for a business combination. Puget has also entered into a Stock Option Agreement (the "Puget Stock Option Agreement" and together with the WECO Stock Option Agreement, the "Stock Option Agreements") with WECO whereby Puget has granted to WECO an option to purchase up to 12,664,531 shares of Puget Common Stock (being 19.9% of the number of shares of Puget Common Stock outstanding on October 18, 1995) at a price of $23.25 per share under certain circumstances if the Merger Agreement becomes terminable by WECO as a result of Puget's breach or in connection with Puget's becoming the subject of a third-party proposal for a business combination. The Stock Option Agreements each (i) provide the grantee (a) with the right or obligation, in certain circumstances, to require the grantor to repurchase the option and any shares acquired by exercise of the option and (b) with the right to require the grantor to register the common stock acquired by or issuable upon exercise of the option under the Securities Act of 1933, as amended, and (ii) provide the grantor with a right of first refusal, in certain circumstances, in the event the grantee desires to sell any shares acquired by exercise of the option. (See the Stock Option Agreements.)

         A preliminary estimate indicates that the Merger will result in net savings of approximately $ 370 million in costs over 10 years.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         The following exhibits are filed with this report:

         Exhibit Number      Description
         -------------       -----------
              2.1            Agreement and Plan of Merger, dated as of October
                             18, 1995, between WECO, WNG and Puget.

              2.2            Puget Stock Option Agreement, dated as of October
                             18, 1995.

              2.3            WECO Stock Option Agreement, dated as of October
                             18, 1995.

             99.1 Joint press release of WECO, WNG and Puget, issued October 18, 1995, regarding the Merger.


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         The registrants agree to furnish supplementally any omitted exhibits or schedules to the Commission upon request.





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                                    SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

                                      WASHINGTON ENERGY COMPANY

                                      By: /s/ JAMES P. TORGERSON
                                          -----------------------
                                          Name: James P. Torgerson
                                          Title: Executive Vice President--
                                                 Chief Administrative Officer
                                                 and Chief Financial Officer


                                      WASHINGTON NATURAL GAS COMPANY

                                      By: /s/ JAMES P. TORGERSON
                                          -----------------------
                                          Name: James P. Torgerson
                                          Title: Executive Vice President--
                                                 Chief Administrative Officer
                                                 and Chief Financial Officer




Dated:  October 23, 1995


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                                 EXHIBIT INDEX

Exhibit Number      Description                                             Page
--------------      -----------                                             ----
      2.1           Agreement and Plan of Merger, dated as of October 18,
                    1995, between WECO, WNG and Puget.

      2.2           Puget Stock Option Agreement, dated as of October 18,
                    1995.

      2.3           WECO Stock Option Agreement, dated as of October 18,
                    1995.

     99.1           Joint Press Release of WECO, WNG and Puget, issued
                    October 18, 1995, regarding the Merger.


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